Exhibit 4.3
Execution Copy
SECOND AMENDED AND RESTATED
REGISTRATION RIGHTS AGREEMENT
Dated as of February 22, 2008
by and among
RealPage, Inc. and
the Other Signatories Hereto

SECOND AMENDED AND RESTATED
REGISTRATION RIGHTS AGREEMENT
     THIS SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT, dated as of February 22, 2008 (this “Agreement”), by and among (1) RealPage, Inc., a Delaware corporation (the “Company”), (ii) the Persons (as defined herein) listed on Schedule I annexed hereto under the heading “Series A Shareholders,” (iii) the Persons listed on Schedule I annexed hereto under the heading “Series A1 Shareholders,” (iv) the Persons listed on Schedule I annexed hereto under the heading “Series B Shareholders,” (v) the Persons listed on Schedule I annexed hereto under the heading “Series C Shareholders,” (vi) the Persons listed on Schedule I annexed hereto under the heading “Warrantholders,” and (vii) such other Persons who have executed or may from time to time execute a counterpart copy of this Agreement and whose names will be added to Schedule I annexed hereto. The Persons described in (ii) through (vii) are sometimes hereinafter referred to as the “Investors” collectively and an “Investor” individually.
WITNESSETH:
     WHEREAS, as of December 14, 2005, the Company, the Series A Shareholders, the Series A1 Shareholders, the Series B Shareholders and the Warrantholders entered into that certain Amended and Restated Registration Rights Agreement (the “Prior Agreement”);
     WHEREAS, the Company concurrently herewith is issuing to the Series C Shareholders an aggregate of 3,025,000 shares of the Company’s Series C Convertible Preferred Stock, par value $0.001 per share (the “Series C Stock”); and
     WHEREAS, the Company and the Investors desire to amend and restate the Prior Agreement as set forth herein to provide a further inducement to the Series C Shareholders to purchase the Series C Stock;
     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:
ARTICLE 1.
DEFINITIONS
     SECTION 1.1. Definitions. All terms shall have the meaning set forth below.
     “Commission” means the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities. Act.
     “Common Stock” means the common stock, $0.001 par value per share, of the Company.

     “Company” has the meaning set forth in the preamble of this Agreement.
     “Controlling Persons” has the meaning set forth in Section 4.1 hereof.
     “Damages” has the meaning set forth in Section 4.1 hereof.
     “Demand Registration” has the meaning set forth in Section 2.1(a)(i) hereof.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.
     “Holder” means any person who now holds or shall hereafter acquire and hold Registrable Securities.
     “Indemnified Party” has the meaning set forth in Section 4.3 hereof.
     “Indemnifying Party” has the meaning set forth in Section 4.3 hereof.
     “Investors” has the meaning set forth in the preamble of this Agreement.
     “Notices” has the meaning set forth in Section 7.6 hereof.
     “Person” means any natural person, corporation, general partnership, limited partnership, proprietorship, other business organization, trust, union or association.
     “Piggy-Back Registration” has the meaning set forth in Section 2.2(a) hereof.
     “Preferred Stock” shall mean collectively, the Series A Stock, the Series A1 Stock, the Series B Stock and the Series C Stock.
     “Prior Agreement” has the meaning set forth in the recitals of this Agreement.
     “Registrable Securities” means the Warrant Shares and the shares of Common Stock into which the Preferred Stock (now owned or hereafter acquired) are converted or convertible and any additional shares of Common Stock now owned or hereafter acquired by a Holder of Preferred Stock or a Holder of the Warrants, whether by way of a dividend, stock split or other distribution in respect of the Preferred Stock or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the sale of such Warrant Shares or such shares of Common Stock has been declared effective by the Commission and such Warrant Shares or such shares of Common Stock have been disposed of pursuant to such effective Registration Statement, (ii) such Warrant Shares or such shares of Common Stock shall have been sold or could be sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met, (iii) such Warrant Shares or such shares of Common Stock have been otherwise transferred and the Company has delivered a new certificate or other evidence of ownership for such Warrant

Shares or such Common Stock not bearing a restrictive legend and not subject to any stop order and such Warrant Shares or such Common Stock may be publicly resold by the person receiving such certificate without complying with the registration requirements of the Securities Act, or (iv) such Warrant Shares or such shares of Common Stock shall have ceased to be outstanding.
     “Registration Expenses” has the meaning set forth in Section 3.2 hereof.
     “Registration Statement” means any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference in such registration statement.
     “Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.
     “Selling Holder” means an Investor who is selling Registrable Securities pursuant to a registration statement under the Securities Act.
     “Series A Shareholders” has the meaning set forth in the preamble of this Agreement.
     “Series A Stock” means the Series A Convertible Preferred Stock, par value $0.001 per share, of the Company.
     “Series A1 Shareholders” has the meaning set forth in the preamble of this Agreement.
     “Series A1 Stock” means the Series A1 Convertible Preferred Stock, par value $0.001 per share, of the Company.
     “Series B Shareholders” has the meaning set forth in the preamble of this Agreement.
     “Series B Stock” means the Series B Convertible Preferred Stock, par value $0.001 per share, of the Company.
     “Series C Shareholders” has the meaning set forth in the preamble of this Agreement.
     “Series C Stock” has the meaning set forth in the recitals of this Agreement.
     “Short-Form Demand Registration” has the meaning set forth in Section 2.1(a)(ii) hereof.
     “Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.
     “Warrant Shares” means the shares of Common Stock issued or issuable upon exercise of the Warrants in accordance with the terms of the Warrants.

     “Warrantholders” has the meaning set forth in the preamble of this Agreement.
     “Warrants” means the warrants exercisable to purchase shares of Common Stock, issued in connection with that certain Agreement and Plan of Merger and Recapitalization, by and between the Company and RealPage, Inc., a Texas corporation.
ARTICLE 2.
REGISTRATION RIGHTS
     SECTION 2.1. Demand Registration.
          (a) Request for Registration by Holders of Registrable Securities.
               (i) At any time and from time to time (i) after the closing of an underwritten primary public offering of Common Stock of the Company pursuant to an effective registration statement under the Securities Act or (ii) after December 31, 2009 the holders of a majority of the then outstanding shares of the Series A Stock and the holders of a majority of the then outstanding shares of the Series A1 Stock may each make written requests on the Company for the registration of the offer and sale of all or part of the Registrable Securities under the Securities Act (a “Demand Registration”) if the Registrable Securities to be registered have an aggregate market value (based upon the offering price to the public) equal to at least $10,000,000. Subject to the restrictions contained herein, the Company shall be obligated to file the number of registration statements set forth in Section 2.1(f), which are deemed effective pursuant to Section 2.1(c) hereof under the Securities Act with respect to a Demand Registration.
               (ii) Notwithstanding anything to the contrary contained in Section 2.1(a)(i), if the Registrable Securities may be registered on Form S-3 (or any successor form with similar “short-form” disclosure requirements, all of the Holders shall have unlimited rights to request registration of their shares on Form S-3 (or any successor form with similar “short form” disclosure requirements) (a “Short-Form Demand Registration”); provided however, the Company shall not be required to file more than two (2) such Form S-3 (or such successor form) registration statements in any twelve (12) month period; and, provided further, that the Company shall have no obligation to effect any Short-Form Demand Registration unless the Registrable Securities to be registered have an aggregate market value (based upon the offering price to the public) equal to at least $2,500,000.
               (iii) Any registration request under this Section 2.1(a) will specify the number of shares of Registrable Securities proposed to be sold by each Holder, the name of each Holder and will also specify the intended method of disposition thereof. The Company shall give written notice of such registration request within ten (10) days after the receipt thereof to all other Holders of Registrable Securities and shall use its best efforts to effect the registration within ninety (90) days after the giving of such written notice. Within twenty (20) days after receipt of such notice by any such Holder, such Holder may request in writing that Registrable Securities held, beneficially or of record, by such Holder be included in such registration and the Company shall include in the Registration Statement for such registration the Registrable Securities of all Holders requested to be so included. Each such request by such other Holders shall specify the number of shares of Registrable Securities proposed to be sold and the intended method of disposition thereof and shall also state the firm intent of such Holder to offer Registrable Securities for sale.
          (b) Limitations. Except as otherwise provided herein, whenever the Company shall effect a Demand Registration or Short-Form Demand Registration pursuant to Section 2.1(a), no securities other than the Registrable Securities requested by any Holder (including pursuant to Section 2.2) to be included shall be included among the securities covered by such registration unless all Holders of Registrable Securities to be covered by such registration shall have consented in writing to the inclusion of securities to be issued by the Company or securities held by other stockholders of the Company.
          (c) Effective Registration. A registration will not be deemed to have been effected as a Demand Registration unless it has been declared effective by the Commission and the Company has complied in all material respects with its obligations under this Agreement with respect thereto; provided that if, after it has become effective, the offering of shares of Common Stock pursuant to such registration is or becomes the subject of any stop order, injunction or other order or requirement of the Commission or any other governmental or administrative agency, or if any court prevents or otherwise limits the sale of the shares of Common Stock pursuant to the registration at any time within 180 days after the effective date of the registration statement, such registration will be deemed not to have been effected. If (i) a registration requested pursuant to this Section 2.1 is deemed not to have been effected or (ii) the registration requested pursuant to this Section 2.1 does not remain effective for a period of at least 120 days beyond the effective date thereof or, with respect to an underwritten offering of Registrable Securities, until 45 days after the commencement of the distribution by the Holders of the Registrable Securities included in such registration statement, then the Company shall continue to be obligated to effect such registration pursuant to this Section 2.1. Any Holder of Registrable Securities shall be permitted to withdraw all or any part of such Holder’s Registrable Securities from a Demand Registration or a Short-Form Demand Registration at any time prior to the effective date of such registration, provided, that in the event of such a withdrawal, such Holder shall be responsible for all fees and expenses (including fees and expenses of counsel) incurred by such Holder prior to such withdrawal, and further provided, that, in the event of such a withdrawal by the holders of a majority of the then outstanding shares of the Series A Stock or the holders of a majority of the outstanding shares of the Series A1 Stock, as the case may be, such withdrawal shall nonetheless count as a Demand Registration under Section 2.1(f) unless such withdrawing Holder(s) agree(s) to be responsible for all reasonable fees and expenses (including reasonable fees and expenses of counsel) incurred by the Company prior to such withdrawal, and further provided, that if at the time of such withdrawal, the Selling Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Selling Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure of such material adverse change, then the Selling Holders shall not be required to pay any of such expenses and such withdrawal shall not count as a Demand Registration under Section 2.1(f).

          (d) Selection of Underwriter. If the Selling Holders so elect, the offering of such Registrable Securities pursuant to such Demand Registration or Short-Form Demand Registration shall be in the form of an underwritten offering. The Selling Holders owning a majority of the Common Stock to be sold pursuant to such Demand Registration or Short-Form Demand Registration shall select one or more nationally recognized firms of investment bankers reasonably acceptable to the Company to act as the lead managing Underwriter or Underwriters in connection with such offering and shall select any additional investment bankers and managers to be used in connection with the offering.
          (e) Restrictions.
               (i) Notwithstanding anything contained herein to the contrary, in no event shall the Company be obligated to effect any registration of any Registrable Securities (a “New Registration”) under this Agreement if such Registrable Securities are then covered by an effective registration statement (an “Existing Registration”) unless the Holder thereof agrees to relinquish the Existing Registration upon the effectiveness of the New Registration.
               (ii) Notwithstanding anything contained herein to the contrary, in no event shall the Company be obligated to effect any New Registration under this Agreement within six (6) months of the effective date of an initial public offering of Common Stock of the Company.
               (iii) If at the time of any request for a Demand Registration or Short-Form Demand Registration, the Company is preparing a Registration Statement for a public offering (other than a registration covering shares of Common Stock issued pursuant to an employee benefit plan) which in fact is filed and becomes effective within 90 days after the date the Holders made the request for a Demand Registration or Short-Form Demand Registration, then the Company may, at its option direct that such request for registration be delayed for a period not in excess of 120 days from the date of such request.
               (iv) If at the time of any request for a Demand Registration or Short-Form Demand Registration, the Company is engaged in any material acquisition or divestiture or other business transaction with a third party which (i) would be adversely affected by such request to register Registrable Securities to the material detriment of the Company or (ii) which Demand Registration or Short-Form Demand Registration would require the Company to make public disclosure of previously non-public material information, then the Company may direct that such request for registration be delayed for a reasonable period of time (but not exceeding 90 days within any 12-month period); provided, that such right to delay a request shall be exercised by the Company not more than once in any 12 month period.
          (f) Number of Demand Registrations. Subject to this Section 2.1, the holders of a majority of the outstanding shares of the Series A Stock shall be entitled to initiate two (2) Demand Registrations (excluding Short-Form Demand Registrations) and the holders of a majority of the outstanding shares of the Series A1 Stock shall be entitled to initiate one (1) Demand Registration (excluding Short-Form Demand Registrations).

     SECTION 2.2. Piggy-Back Registration.
          (a) If at any time the Company proposes to file a registration statement under the Securities Act with respect to an offering by the Company for its own account or for the account of any of its respective security holders (other than (i) a Registration Statement on Form S-4 or S-8 (or any substitute form that may be adopted by the Commission) or (ii) a Demand Registration or Short-Form Demand Registration pursuant to Section 2.1), then the Company shall give prompt written notice of such proposed filing to the Holders of Registrable Securities as soon as practicable (but in no event less than twenty (20) days before the anticipated filing date), and such notice shall offer such Holders the opportunity to register such number of Registrable Securities as each such Holder may request (which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method of distribution thereof) (a “Piggy-Back Registration”). The Company shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Company or any other security holder included therein and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method of distribution thereof. Any Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any Registration Statement pursuant to this Section 2.2 by giving written notice to the Company of its request to withdraw, provided, that in the event of such withdrawal, such Holder shall be responsible for all fees and expenses (including fees and expenses of counsel) incurred by such Holder prior to such withdrawal, and provided further, that if at the time of such withdrawal, such Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to such Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure of such material adverse change, then such Holders shall not be required to pay any of such expenses.
          (b) No registration effected under this Section 2.2, and no failure to effect a registration under this Section 2.2, shall relieve the Company of its obligation to effect a registration upon the request of Holders pursuant to Section 2.1, and no failure to effect a registration under this Section 2.2 and to complete the sale of Registrable Securities in connection therewith (other than a failure due to the withdrawal by Holders), shall relieve the Company of any other obligation under this Agreement (including, without limitation, the Company’s obligations under Sections 3.2 and 4.1).
     SECTION 2.3. Reduction of Offering.
          (a) Demand Registration. The Company may include in a Demand Registration or Short-Form Demand Registration pursuant to Section 2.1 securities of the same class as the Registrable Securities for the account of the Company and any other Persons who hold securities of the same class as the Registrable Securities on the same terms and conditions as the Registrable Securities to be included therein; provided, however, that (i) if the managing Underwriter or Underwriters of any underwritten offering described in Section 2.1 have informed the Company in writing that it is their opinion that the total number of Registrable Securities, and securities of the same class as the Registrable Securities which the Holders, the Company and any other Persons desiring to participate in such registration intend to include in such offering is such as to materially and adversely affect the success of such offering, then the number of shares to be offered for the account of the Company and for the account of all such other Persons (other than the Holders of Registrable Securities) participating in such registration shall be reduced or limited pro rata in proportion to the respective number of shares requested to be registered to the extent necessary to reduce the total number of shares requested to be included in such offering to the number of shares, if any, recommended by such managing Underwriter or Underwriters, (ii) if, in the event that following a reduction or limitation pursuant to the preceding clause (i) of all the securities which the Company and such other Persons intended to include in such offering, the managing Underwriter or Underwriters inform the Company in writing that the total number of Registrable Securities which the holders thereof intend to include in such offering is such as to materially and adversely affect the success of such offering, then the number of shares to be offered for the account of the holders of Registrable Securities participating in such offering shall be reduced or limited pro rata in proportion to their respective total number of Registrable Securities owned by such Holders, to the extent necessary to reduce the total number of shares requested to be included in such offering to the number of shares, if any, recommended by such managing Underwriter or Underwriters, (iii) if the managing Underwriter or Underwriters of any underwritten offering described in Section 2.1 have informed the Company or Investors in writing that it is their opinion that the inclusion of Registrable Securities owned, directly or indirectly, by Stephen T. Winn would materially and adversely affect the success of such offering, then the portion of such Registrable Securities deemed to have such effect shall be excluded from such offering, and (iv) if the offering is not underwritten, no other Person, including the Company, shall be permitted to offer securities under any such Demand Registration or Short-Form Demand Registration unless the Holders of a majority of the Registrable Securities participating in the offering consent to the inclusion of such shares therein.
          (b) Piggy-Back Registration. Notwithstanding anything contained herein, (i) if the managing Underwriter or Underwriters of any underwritten offering described in Section 2.2 have informed, in writing, the Holders requesting inclusion in such offering that it is their opinion that the total number of shares which the Company, Holders and any other Persons holding securities of the same class as the Registrable Securities desiring to participate in such registration intend to include in such offering is such as to materially and adversely affect the success of such offering, then, the number of shares to be offered shall be reduced or limited in the following order of priority: first, the number of shares to be offered by all holders of securities of the same class as the Registrable Securities (other than the Company and the Holders) to the extent necessary to reduce the total number of shares as recommended by such managing Underwriter or Underwriters; and second, if further reduction or limitation is required, the number of shares to be offered by the Holders of Registrable Securities shall be reduced or limited on a pro rata basis in proportion to the relative number of Registrable Securities owned by such Holders of Registrable Securities participating in the registration and (ii) if the managing Underwriter or Underwriters of any underwritten offering described in Section 2.2 have informed the Company or Investors in writing that it is their opinion that the inclusion of Registrable Securities owned, directly or indirectly, by Stephen T. Winn, would materially and adversely affect the success of such offering, then the portion of such Registrable Securities deemed to have such effect shall be excluded from such offering.
ARTICLE 3.
REGISTRATION PROCEDURES
     SECTION 3.1. Filings; Information. Whenever the Company is required to effect or cause the registration of Registrable Securities pursuant to Section 2.1, the Company will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and in connection with any such request:
          (a) The Company promptly will prepare and file with the Commission a Registration Statement with respect to the offer and sale of such securities and use its best efforts to cause such Registration Statement to become and remain effective until the completion of the distribution contemplated thereby; provided, however, the Company shall not be required to keep such Registration Statement effective for more than 120 days (or such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold, but not prior to the expiration of the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable).
          (b) The Company will promptly prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep such Registration Statement effective for as long as such registration is required to remain effective pursuant to the terms hereof; cause the prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act applicable to it with respect to the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the Selling Holders set forth in such Registration Statement or supplement to the prospectus.
          (c) The Company, at least ten (10) days prior to filing a Registration Statement or at least five (5) days prior to filing a prospectus or any amendment or supplement to such Registration Statement or prospectus, will furnish to (i) each Selling Holder, (ii) not more than one counsel representing all Selling Holders, to be selected by a majority-in-interest of such Selling Holders, and (iii) each Underwriter, if any, of the Registrable Securities covered by such Registration Statement copies of such Registration Statement as proposed to be filed, together with exhibits thereto, which documents will be subject to review and comment (and approval, in the case of the “selling stockholder” portion thereof, which approval may not be unreasonably withheld) by each of the foregoing within five (5) days after delivery (except that such review and approval of any prospectus or any amendment or supplement to such Registration Statement or prospectus must be within three (3) days after delivery), and thereafter, furnish to such Selling Holders, counsel and Underwriters, if any, for their review and comment such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration

Statement (including each preliminary prospectus) and such other documents or information as such Selling Holders, counsel or Underwriters may reasonably request in order to facilitate the disposition of the Registrable Securities; provided, however, that notwithstanding the foregoing, if the Company intends to file any prospectus, prospectus supplement or prospectus sticker which does not make any material changes in the documents already filed (including, without limitation, any prospectus under Rule 430A or 424(b)), then the counsel for the Selling Holders will be afforded such opportunity to review such documents prior to filing consistent with the time constraints involved in filing such document, but in any event no less than one (1) day.
          (d) The Company will promptly notify each Selling Holder of (and in any event within twenty-four (24) hours of the receipt of) any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it at the earliest possible moment if entered.
          (e) On or prior to the date on which the Registration Statement is declared effective by the Commission, the Company will use all reasonable efforts to (i) register or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions in the United States as any Selling Holder reasonably (in light of such Selling Holder’s intended plan of distribution) requests, and (ii) file documents required to register such Registrable Securities with or approved by such other governmental agencies or authorities in the United States as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Selling Holder to consummate the disposition of the Registrable Securities owned by such Selling Holder; provided that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (e), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.
          (f) The Company will notify each Selling Holder, Selling Holders’ counsel and any Underwriter promptly and (if requested by any such Person) confirm such notice in writing, (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or prospectus or for additional information to be included in any Registration Statement or prospectus or otherwise, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or the initiation or threatening of any proceedings for that purpose, (iv) of the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Securities under state securities or “blue sky” laws or the initiation of any proceedings for that purpose, and (v) of the happening of any event which makes any statement made in a Registration Statement or related prospectus or any document incorporated or deemed to be incorporated by reference therein untrue or which requires the making of any changes in such Registration Statement, prospectus or documents so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements in the Registration

Statement and prospectus not misleading in light of the circumstances in which they were made; and, as promptly as practicable thereafter, subject to Section 7.2 hereof, prepare and file with the Commission and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each Selling Holder hereby agrees to keep any disclosures under subsection (v) above confidential until such time as a supplement or amendment is filed.
          (g) The Company will make generally available an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than ninety (90) days after the end of the 12-month period beginning with the first day of the Company’s first fiscal quarter commencing after the effective date of a Registration Statement, which earnings statement shall cover said 12-month period, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-Q, 10-K and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act.
          (h) If requested by the managing Underwriter or Underwriters, Selling Holders’ counsel, or any Selling Holder, the Company will, unless otherwise advised by counsel, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing Underwriter or Underwriters requests, or Selling Holders’ counsel requests, to be included therein, including, without limitation, with respect to the Registrable Securities being sold by such Selling Holder to such Underwriter or Underwriters, the purchase price being paid therefor by such Underwriter or Underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment.
          (i) The Company will enter into customary agreements reasonably satisfactory to the Company (including, if applicable, an underwriting agreement in customary form and which is reasonably satisfactory to the Company) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities.
          (j) The Company, during the period when the prospectus is required to be delivered under the Securities Act, promptly will file all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act
          (k) The Company will use all reasonable efforts to obtain and furnish to each Selling Holder an opinion of the Company’s counsel and a cold comfort letter from the Company’s independent public accountants in customary forms and covering such matters of the type customarily covered by such opinions and cold comfort letters as the Selling Holders may request.
          (l) The Company shall cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities of the same class issued by the Company are then listed.

          (m) The Company shall provide a transfer agent and registrar for all Registrable Securities registered pursuant to such Registration Statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.
          (n) The Company shall otherwise comply with all applicable rules and regulations of the Commission.
          The Company may require each Selling Holder to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration including, without limitation, all such information as may be requested by the Commission or the National Association of Securities Dealers, Inc. The Company may exclude from such Registration Statement any Holder who fails to provide such information.
          Each Selling Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1(f) hereof, such Selling Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.1(f) hereof, and, if so directed by the Company, such Selling Holder will deliver to the Company all copies, other than permanent file copies then in such Selling Holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company shall give such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective (including the period referred to in Section 3.1(a) hereof) by the number of days during the period from and including the date of the giving of notice pursuant to Section 3.1(f) hereof to the date when the Company shall make available to the Selling Holders covered by such Registration Statement a prospectus supplemented or amended to conform with the requirements of Section 3.1(f) hereof.
     SECTION 3.2. Registration Expenses. In connection with the registrations pursuant to Section 2.1 hereof and any Piggy-Back Registrations under Section 2.2 hereof, the Company shall pay the following registration expenses incurred in connection with the registration thereunder (the “Registration Expenses”): (i) all registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) reasonable processing, duplicating and printing expenses, (iv) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) the fees and expenses incurred in connection with the listing of the Registrable Securities, (vi) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested but not the cost of any audit other than a year end audit), (vii) the fees and expenses of any special experts retained by the Company in connection with such registration, (viii) reasonable fees and expenses of one firm of counsel for the Holders, to be selected by the Holders of a majority of the Registrable Securities to be included in such registration and (ix) any fees and disbursements of underwriters customarily paid by issuers of securities in connection with demand or piggy-back registrations. The Company shall have no obligation to pay any other underwriting fees, discounts or commissions attributable to the sale of Registrable Securities; such costs shall be borne by the Holder or Holders participating therein.
ARTICLE 4.
INDEMNIFICATION AND CONTRIBUTION
     SECTION 4.1. Indemnification by the Company. The Company shall, to the fullest extent permitted by law, indemnify and hold harmless each Selling Holder, its partners, officers, directors, employees and agents, and each Person, if any, who controls such Selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the partners, officers, directors, employees and agents of such controlling Person (collectively, the “Controlling Persons”), from and against any loss, claim, damage, liability, reasonable attorneys’ fees, cost or expense and costs and expenses of investigating and defending any such claim, joint or several, and any action in respect thereof (collectively, the “Damages”) to which such Selling Holder, its partners, officers, directors, employees and agents, and any such Controlling Person may become subject under the Securities Act or otherwise, insofar as such Damages (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or prospectus relating to the Registrable Securities or any amendment or supplement thereto, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation by the Company of any federal or state securities laws or any rule or regulation thereof, except insofar as the same are based upon information furnished in writing to the Company by such Selling Holder, Controlling Person or on such Selling Holder’s or Controlling Person’s behalf expressly for use therein, and shall reimburse each Selling Holder, its partners, officers, directors, employees and agents, and each such Controlling Person for any legal and other expenses reasonably incurred by that Selling Holder, its partners, officers, directors, employees and agents, or any such Controlling Person in investigating or defending or preparing to defend against any such Damages or proceeding; provided, however, that the Company shall not be liable to any Selling Holder to the extent that any such Damages (or action or proceeding in respect thereof) arise out of or are based upon an untrue statement or omission made in any preliminary prospectus if (i) such Selling Holder failed to send or deliver a copy of the final prospectus with or prior to the delivery of written confirmation of the sale by such Selling Holder to the Person asserting the claim from which such Damages arise, and (ii) the final prospectus would have corrected such untrue statement or such omission; provided further, that the Company shall not be liable to any Selling Holder in any such case to the extent that any such Damages arise out of or are based upon an untrue statement or omission in any prospectus if (x) such untrue statement or omission is corrected in an amendment or supplement to such prospectus, and (y) having previously been furnished by or on behalf of the Company with copies of such prospectus as so amended or supplemented, such Selling Holder thereafter fails to deliver such prospectus as so amended or supplemented prior to or concurrently with the sale of a Registrable Security to the Person asserting the claim from which such Damages arise. The Company also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors and each Person who controls such Underwriters on substantially the same basis as that of the indemnification of the Selling Holders provided in this Section 4.1.
     SECTION 4.2. Indemnification by Selling Holders. Each Selling Holder shall, to the full extent permitted by law, severally but not jointly, indemnify and hold harmless the Company, its officers, directors, employees and agents and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the partners, officers, directors, employees and agents of such controlling Person (collectively, the “Company Controlling Persons”), from and against any Damages to which the Company, its officers, directors, employees and agents and any such Company Controlling Persons may become subject under the Securities Act or otherwise, insofar as such damages (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or prospectus relating to the Registrable Securities or any amendment or supplement thereto, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation by the Company of any federal or state securities laws or any rule or regulation thereof (collectively, a “Selling Holder Violation”), but only to the extent that such Selling Holder Violation occurs in reliance upon and in conformity with information related to such Selling Holder, or its plan of distribution, furnished in writing by such Selling Holder or on such Selling Holder’s behalf expressly for use in any Registration Statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus and the aggregate amount which may be recovered from any Selling Holder of Registrable Securities pursuant to the indemnification provided for in this Section 4.2 in connection with any registration and sale of Registrable Securities shall be limited to the net proceeds received by such Holder from the sale of such Registrable Securities. In case any action or proceeding shall be brought against the Company or its officers, directors, employees or agents or any such Company Controlling Person or its officers, directors, employees or agents, in respect of which indemnity may be sought against such Selling Holder, such Selling Holder shall have the rights and duties given to the Company, and the Company or its officers, directors, employees or agents, or such Company Controlling Person, or its officers, directors, employees or agents, shall have the rights and duties given to such Selling Holder, by the preceding paragraph. The Company shall be entitled to receive indemnities from Underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above, with respect to information so furnished in writing by such Persons specifically for inclusion in any prospectus or registration statement.
     SECTION 4.3. Conduct of Indemnification Proceedings. Promptly after receipt by any person in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2 (an “Indemnified Party”) of notice of any claim or the commencement of any action, the Indemnified Party shall, if a claim in respect thereof is to be made against the Person against whom such indemnity may be sought (an “Indemnifying Party”), notify the Indemnifying Party in writing of the claim or the commencement of such action; provided that the failure to notify the Indemnifying Party shall not relieve it from any liability which it may have to an Indemnified Party otherwise than under

Section 4.1 or 4.2 and except to the extent of any actual prejudice resulting therefrom. If any such claim or action shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided that the Indemnified Party shall have the right to employ separate counsel to represent the Indemnified Party and its controlling Persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, but the fees and expenses of such counsel shall be for the account of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest between them, it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all Indemnified Parties, or for fees and expenses that are not reasonable. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding. Whether or not the defense of any claim or action is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent, which consent will not be unreasonably withheld.
     SECTION 4.4. Contribution. If the indemnification provided for in this Article 4 is unavailable to the Indemnified Parties in respect of any Damages referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The Company and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Selling Holder were offered to the public (less underwriting discounts and commissions) exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each Selling Holder’s obligations to contribute pursuant to this Section 4.4 is several and not joint.
ARTICLE 5.
OTHER REGISTRATION RIGHTS
     SECTION 5.1. Other Registration Rights. The Company represents and warrants to the Holders that there is not in effect on the date hereof any agreement (other than this Agreement and the Shareholders’ Agreement, dated as of December 1, 1998, by and among RealPage Communications, Inc., a Texas corporation, and certain shareholders thereof, as amended) by the Company pursuant to which any holders of securities of the Company have a right to cause the Company to register or qualify such securities under the Securities Act or any securities or blue sky laws of any jurisdiction.
     SECTION 5.2. Future Registration Rights. The Company shall not in the future grant to any owner or purchaser of shares of capital stock of the Company registration rights (whether demand or incidental) unless (a) such registration rights are made subordinate to the rights granted hereunder so that each Holder shall have priority to participate in any piggy-back registration with respect to such other shares of capital stock of the Company and (b) if the offering by the Holders is underwritten, such owner or purchaser agrees not to sell any shares of capital stock of the Company during the period commencing ten (10) days prior to any such underwritten offering and ending one hundred and eighty (180) days following any such underwritten offering (or for such shorter period of time as is sufficient and appropriate, in the opinion of the managing Underwriter).
ARTICLE 6.
INFORMATION AND OTHER OBLIGATIONS OF HOLDER
     SECTION 6.1. Provision of Information. As a condition to exercising the registration rights provided for herein, each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Agreement. The failure of any Holder to furnish the information requested pursuant to this Section 6.1 shall not affect the obligation of the Company under Sections 2 or 3 to the remaining Holder(s) who furnish such information unless, in the reasonable opinion of counsel to the Company or the underwriters, if any, such failure impairs or may impair the legality of the Registration Statement or the underlying offering.
     SECTION 6.2. Underwriters. Each Holder, with respect to any Registrable Securities included in any registration, shall cooperate in good faith with the Company and the underwriters, if any, in connection with such registration.
     SECTION 6.3. Stop Orders. Each Holder, with respect to any Registrable Securities included in any registration, shall make no further sales or other dispositions, or offers therefor, of such shares under such Registration Statement if, during the effectiveness of such Registration Statement, an intervening event should occur which, in the opinion of counsel to the Company, makes the prospectus included in such Registration Statement no longer comply with the Securities Act until such time as such Holder has received from the Company copies of a new, amended or supplemented prospectus complying with the Securities Act.
ARTICLE 7.
MISCELLANEOUS
     SECTION 7.1. Participation in Underwritten Registrations. No Holder of Registrable Securities shall be required to make any representations or warranties to or agreements with the Company or the Underwriters other than representations, warranties or agreements regarding such Holder and its ownership of the securities being registered on its behalf and such Holder’s intended method of distribution and any other representation required by law. No Person may participate in any underwritten registration hereunder unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements, and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and these registration rights.
     SECTION 7.2. Rule 144 and 144A. After the effectiveness of a Registration Statement under the Securities Act, the Company covenants that it will (a) file any reports required to be filed by it under the Securities Act and the Exchange Act, and (b) take such further action as any Holder may reasonably request, all to the extent required from time to time to enable Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (x) Rule 144 or Rule 144A under the Securities Act, as such Rules may be amended from time to time, or (y) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.
     SECTION 7.3. Amendment and Modification. This Agreement may be amended, modified and supplemented, and any of the provisions contained herein may be waived, only by a written instrument signed by the Company, a majority of the Series A Shareholders, a majority of the Series A1 Shareholders, a majority of the Series B Shareholders, a majority of the Series C Shareholders and the holders of a majority of the Registrable Securities held by Advance Capital (as defined in the Second Amended and Restated Shareholders Agreement among the Company and certain holders of its capital stock, dated as of the date hereof). No course of dealing between or among any Persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Person under or by reason of this Agreement.
     SECTION 7.4. Binding Effect; Entire Agreement. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and executors, administrators and heirs. Whether or not any express assignment has been made, the provisions of this Agreement that are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and shall be enforceable by, any subsequent holder of Registrable Securities. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.
     SECTION 7.5. Severability. In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision unless that provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.
     SECTION 7.6. Notices. All notices, demands, requests, consents or approvals (collectively, “Notices”) required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served or mailed, registered or certified, return receipt requested, postage prepaid (or by a substantially similar method), or delivered by a reputable overnight courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or such other address as such party shall have specified most recently by written notice:
(i) If to the Company:
RealPage, Inc.
4000 International Parkway
Carrollton, Texas 75007-1913
Attention: Stephen T. Winn
Facsimile: (972) 820-3913
with copies (which shall not constitute notice) to:
Baker Botts L.L.P.
2001 Ross Avenue
Dallas, Texas 75201
Attention: Don J. McDermett, Jr.
Facsimile: (214) 661-4454
Telephone: (214) 953-6454

     If to the Holder, at the Holder’s most current address.
     Notice shall be deemed given or delivered on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile. Notice otherwise sent as provided herein shall be deemed given or delivered on the third business day following the date mailed or on the next business day following delivery of such notice to a reputable overnight courier service.
     SECTION 7.7. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.
     SECTION 7.8. Headings. The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect their meaning, construction or effect.
     SECTION 7.9. Counterparts. This Agreement may be executed via facsimile and in any number of counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute one and the same instrument.
     SECTION 7.10. Further Assurances. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.
     SECTION 7.11. Remedies. In the event of a breach or a threatened breach by any party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach will be entitled to specific performance of its rights under this Agreement or to injunctive relief, in addition to being entitled to exercise all rights provided in this Agreement and granted by law. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, inducing monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense or objection in any action for specific performance or injunctive relief that a remedy at law would be adequate is waived.
     SECTION 7.12. Pronouns. Whenever the context may require, any pronouns used herein shall be deemed also to include the corresponding neuter, masculine or feminine forms.
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     IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first above written.

COMPANY: REALPAGE, INC.
By:	/s/ Stephen T. Winn
	Name:	Stephen T. Winn
	Title:	Chief Executive Officer

INVESTORS.
/s/ Stephen T. Winn
STEPHEN T. WINN

SEREN CAPITAL LTD.
By:	Seren Capital Management, L.L.C.,
Its General Partner

By:	/s/ Stephen T. Winn
	Name:	Stephen T. Winn
	Title:	Sole Manager and President

STEPHEN T. WINN 1996 FAMILY LP A
By:	/s/ Stephen T. Winn
Name:
Title:

APAX EXCELSIOR VI, L.P.
By:	Apax Excelsior VI Partners, L.P.,
Its General Partner

By:	Apax Managers, Inc.
Its General Partner

By:	/s/ Peter Jeton
	Name:	Peter Jeton
	Title:	Chief Operating Officer

APAX EXCELSIOR VI-A C.V.
By:	Apax Excelsior VI Partners, L.P.,
Its General Partner

By:	Apax Managers, Inc.
Its General Partner

By:	/s/ Peter Jeton
	Name:	Peter Jeton
	Title:	Chief Operating Officer

APAX EXCELSIOR VI-B C.V.
By:	Apax Excelsior VI Partners, L.P.,
Its General Partner

By:	Apax Managers, Inc.
Its General Partner

By:	/s/ Peter Jeton
	Name:	Peter Jeton
	Title:	Chief Operating Officer

PATRICOF PRIVATE INVESTMENT CLUB III, L.P.
By:	Apax Excelsior VI Partners, L.P.,
Its General Partner

By:	Apax Managers, Inc.
Its General Partner

By:	/s/ Peter Jeton
	Name:	Peter Jeton
	Title:	Chief Operating Officer

ADVANCE CAPITAL-PARTNERS, L.P.
By:	Advance Capital Associates, L.P.,
Its General Partner

By:	Advance Capital Management, LLC,
Its General Partner

By:	/s/ Jeffrey T. Leeds
	Name:	Jeffrey T. Leeds
	Title:	Principal

ADVANCE CAPITAL OFFSHORE PARTNERS, L.P.
By:	Advance Capital Offshore Associates, LDC,
Its General Partner

By:	Advance Capital Associates, L.P.,
Its Member

By:	Advance Capital Management, LLC,
Its General Partner

By:	/s/ Jeffrey T. Leeds
	Name:	Jeffrey T. Leeds
	Title:	Principal

/s/ Jeffrey T. Leeds
JEFFREY T. LEEDS

/s/ Ethan A Budin
ETHAN A BUDIN

/s/ Mark H. Sherman
MARK H. SHERMAN

/s/ Donald J. Edwards
DONALD J. EDWARDS

/s/ Joshua A. Sorensen
JOSHUA A. SORENSEN

/s/ Robert T. Puopolo
ROBERT T. PUOPOLO

MICHAEL E. MEULLER

/s/ Robert H. Dilworth
ROBERT H. DILWORTH

MELVIN R. WOOLF

DOUGLAS H. GROSS

FABIAN R. GORDON

CAMDEN PARTNERS STRATEGIC FUND III, L.P.
By:	Camden Partners Strategic III, LLC
Its General Partner

By	Camden Partners Strategic Manager, LLC
Its Managing Member

By:	/s/ Richard M. Berkeley
	Name:	Richard M. Berkeley
	Title:	Managing Member

CAMDEN PARTNERS STRATEGIC FUND III-A, LLC
By:	Camden Partners Strategic III, LLC
Its General Partner

By:	Camden Partners Strategic Manager, LLC
Its Managing Member

By:	/s/ Richard M. Berkeley
	Name:	Richard M. Berkeley
	Title:	Managing Member

/s/ James K. Malernee
JAMES K. MALERNEE

/s/ Timothy J. Barker
TIMOTHY J. BARKER

Schedule I
Investors

Series A Shareholders	Apax Excelsior VI, L.P,
Apax Excelsior VI-A C.V.
Apax Excelsior VI-B C.V.
Patricof Private Investment Club III, L.P. Seren Capital Ltd.
Advance Capital Partners, L.P.
Advance Capital Offshore Partners, L.P. Jeffrey T. Leeds
Ethan A Budin
Mark H. Sherman
Donald J. Edwards
Joshua A. Sorensen
Robert T. Puopolo

Series A1 Shareholders	Seren Capital Ltd.
Stephen T. Winn
Camden Partners Strategic Fund III, L.P.
Camden Partners Strategic Fund III-A, L.P.

Series B Shareholders	Camden Partners Strategic Fund III, L.P.
Camden Partners Strategic Fund III-A, L.P.
James K. Malernee
Timothy J. Barker

Series C Shareholders	Apax Excelsior VI, L.P.
Apax Excelsior VI-A C.V.
Apax Excelsior VI-B C.V.
Camden Partners Strategic Fund III, L.P.
Camden Partners Strategic Fund III-A, L.P.
Timothy J. Barker

Warrantholders	Stephen T. Winn
Michael E. Meuller
Robert H. Dilworth
Melvin R. Woolf
Douglas H. Gross
Fabian R. Gordon
Stephen T. Winn 1996 Family LP A